Exhibit 10.15

THE TRU SHRIMP COMPANY

August 8, 2017

Schwan’s Shared Services, LLC

8500 Normandale Lake Boulevard

Suite 2400

Bloomington, MN 55437

Re:         Right of First Offer

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of 1,111,482.20 shares of Common Stock of The tru Shrimp Company, a Delaware corporation (the “Company”), Schwan’s Shared Services, LLC (the “Investor”) shall be entitled to the following contractual rights:

Prior to the Company initiating a process to consummate its future equity financing (a “Financing”), the Company shall offer (the “First Offer”) the Investor the opportunity to purchase the securities in such Financing (the “New Securities”) on terms acceptable to the Company. The Company shall provide the Investor with a notice stating the number of New Securities to be offered and the price and terms upon which it proposes to offer such securities (an “Offering Notice”). The Investor shall have ten (10) days from receipt of the Offering Notice to elect to accept the First Offer. If the Investor accepts the First Offer, the Company and the Investor shall negotiate the definitive documents of the Financing (the “Financing Documents”) in good faith. If the Investor does not accept the First Offer as set forth in the Offering Notice but desires to further invest in the Company, the Company and the Investor shall in good faith negotiate terms mutually acceptable to the parties. If the Company and the Investor have not reached mutual agreement on the terms of the New Securities or the final forms of the Financing Documents on or before the thirtieth (30th) day following the Investor’s acceptance of the First Offer, the First Offer terminates and the Company may consummate the Financing with another investor(s); provided however, the Company hereby grants the Investor the right to purchase up to ten percent (10%) of New Securities sold in the Financing.

The rights described herein shall terminate and be of no further force or effect upon (a) such time as no shares of the Company’s stock are held by the Investor or its affiliates; (b) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public; (c) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights; and (ii) for purposes other than (A) the reincorporation of the Company in a different state; or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor; or (d) immediately following the initial closing of the Financing.

Very truly yours,

THE TRU SHRIMP COMPANY

By:	/s/ Michael B. Ziebell
Name:	Michael Ziebell
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

SCHWAN’S SHARED SERVICES, LLC

By:
Name:
Title: